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                                                                    Exhibit 4.19

                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT (this "Agreement"), is entered into as of this 22nd
                                  ---------
day of February, 2002, between GAMECO, INC., a Delaware corporation ("Gameco")
                                                                      ------
and WELLS FARGO BANK MINNESOTA, a national banking association (the "Trustee").
                                                                     -------

                                    RECITALS
                                    --------

     A. In connection with the execution and delivery of the Indenture, Gameco, certain subsidiaries of Gameco party thereto and the Trustee entered into that certain Security Agreement dated as of February 8, 2002 (the "Original Security
                                                              -----------------
Agreement"), pursuant to which Gameco has, among other things, granted to
---------
Trustee a security interest in the Pledged Collateral (as defined in the Original Security Agreement).

     B.  Contemporaneously with the execution and delivery of this Agreement,
(i) there have occurred the closings under those certain Acquisition Documents (as defined in the Original Security Agreement) including that certain Agreement and Plan of Merger dated June 11, 2001, as amended on November 16, 2001, among Colonial Holdings, Inc., a Virginia corporation (previously known as Colonial Downs Holdings, Inc.; herein, "Colonial Holdings" refers to both Colonial
                               -----------------
Holdings, Inc. and its predecessor, Colonial Downs Holdings, Inc.), Gameco Acquisition, Inc., a Virginia corporation and Gameco, pursuant to which Gameco Acquisition, Inc. has merged with and into Colonial Holdings, Inc. and Gameco has acquired, by operation of law, all of the assets of Colonial Holdings, Inc. and (ii) Gameco, certain subsidiaries of Gameco party thereto and the Trustee are entering into that certain Amendment No. 1 to Security Agreement (the
"First Amendment"; the Original Security Agreement, as amended by the First
 ---------------
Amendment, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized
                                           ------------------
terms used but not otherwise defined herein shall have the meanings assigned thereto in the Security Agreement), pursuant to which Gameco, among other things has confirmed the attachment of the Lien created by the Security Agreement on and in respect of the assets acquired by Gameco pursuant to the Acquisition Documents including, without limitation, all intercompany notes and Supporting Obligations with respect thereto.

     C. In connection with the Merger, the Assignor has become the holder or beneficiary of (i) an Amended and Restated Term Note dated February 22, 2002, in the principal amount of $10,000,000 made by Colonial Downs, L.P., a Virginia limited partnership ("Colonial Downs"), (ii) an Amended and Restated Credit Line
                      --------------
Note dated February 22, 2002, in the principal amount of $5,700,000 made by Colonial Holdings (the notes described in clauses (i) and (ii) of this Recital C, as each may be amended and rested, supplemented or otherwise modified from time to time, the "Intercompany Notes"), (iii) a Deed of Trust and Security
                   ------------------
Agreement dated as of June 26, 1997 by Colonial Downs and Colonial Holdings in favor of Lawyers Title Realty Services, Inc., trustee for the benefit of PNC Bank, National Association, recorded in the Office of the Clerk of the Circuit Court of the County of New Kent, Virginia (the "Clerk's Office") on July 31,
                                                --------------
1997 in Deed Book 247, page 25, and
assigned to CD Entertainment Ltd. by Certificate of Transfer dated August 30, 2000 and recorded in the Clerk's Office on September 1, 2000, in Deed Book 301, page 436, as amended by an Amendment to Deed of Trust dated as of February 22, 2002, by and among Colonial Holdings and Colonial Downs in favor of Lawyers Title Realty Services, Inc., trustee for the benefit of Gameco, Inc., and further assigned to Assignor by Certificate of Transfer dated February 22, 2002 (the "First Deed of Trust"), and (iv) a Second Deed of Trust dated March 21,
      -------------------
1997, by Colonial Holdings in favor of David F. Belkowitz and James W. Theobald, Trustees, for the benefit of CD Entertainment Ltd., recorded in the Clerk's Office on April 7, 1997 in Deed Book 242, page 277, as amended by an Amendment to Second Deed of Trust dated as of February 22, 2002, by and among Colonial Holdings in favor of David F. Belkowitz and James W. Theobald, Trustees, for the benefit of Gameco, Inc., and further assigned to Assignor by Certificate of Transfer dated February 22, 2002 (the "Second Deed of Trust"; together with the
                                       --------------------
First Deed of Trust, as amended, amended and restated, supplemented or otherwise modified from time to time, the "Intercompany Deeds of Trust") encumbering
                                 ---------------------------
certain real property commonly known as Colonial Downs Racetrack and more particularly described on Schedule A annexed hereto; the above-referenced
                          ----------
Amendments to the First and Second Deeds of Trust and Certificates of Transfer being recorded as of the date hereof.

     D. As additional collateral for the obligations evidenced by the Intercompany Notes, Gameco has received: (i) an Amended and Restated Loan Agreement, dated August 30, 2000, among Colonial Downs, Colonial Holdings, and CD Entertainment Ltd., an Ohio limited liability company ("CD Entertainment"),
                                                           ----------------
as amended as of February 22, 2002 and transferred to Gameco by CD Entertainment; (ii) Guaranty Agreement, dated June 26, 1997, from Colonial Holdings in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000, and transferred to Gameco;
(iii) Guaranty Agreement, dated June 26, 1997, from Stansley Racing Corp. in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000, and transferred to Gameco; (iv) Pledge Agreement, dated as of June 27, 1997, by Colonial Holdings with respect to, among other things, the limited partnership interest in Colonial Downs and the stock of Stansley Racing Corp. in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000, and transferred to Gameco; (v) Pledge Agreement, dated as of June 27, 1997, by Stansley Racing Corp. with respect to, among other things, the general partnership interest in Colonial Downs in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000, and transferred to Gameco; (vi) Hazardous Materials Certificate and Indemnity Agreement, dated June 27, 1997, by Colonial Holdings and Colonial Downs in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000, and transferred to Gameco; and (vii) filed UCC-1 financing statements numbered 0000916-0000918 in favor of PNC Bank, National Association, transferred to CD Entertainment and transferred to Gameco (collectively, the "Intercompany ------------ Loan Documents," and together with the Intercompany Notes and the Intercompany -------------- Deeds of Trust, the "Intercompany Collateral Documents").
---------------------------------

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      E.  Contemporaneously with the execution and delivery of this Agreement, there is occurring the execution and delivery of a Collateral Assignment of Deeds of Trust, Assignments of Rents and Leases, Security Agreements, Fixture Filings and other Loan Documents, dated as of the date hereof, between Gameco and Trustee (the "Collateral Assignment") pursuant to which the Intercompany
                  ---------------------
collateral Documents have been assigned to the Trustee to be held in escrow pursuant to the terms of this Agreement.

      F. In furtherance of the provisions set forth in the Indenture and the Security Agreement, Gameco and Trustee are entering into this Agreement to provide for the terms and conditions upon which the Intercompany Collateral Documents assigned to the Trustee pursuant to the Collateral Assignment are to be released from escrow.

      NOW, THEREFORE, in consideration of the agreements set forth in the Indenture, the Security Agreement, and the Collateral Assignment and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Trustee acknowledges receipt of the Intercompany Collateral Documents. Trustee agrees to hold the Intercompany Collateral Documents in escrow pursuant to this Agreement.

      2. Gameco hereby irrevocably instructs the Trustee: (i) to hold the Intercompany Collateral Documents in escrow for the benefit of the Secured Parties and (ii) to deliver the Intercompany Collateral Documents out of escrow, record and/or file the Intercompany Collateral Documents and take all other actions necessary or appropriate to perfect, protect and maintain a first priority security interest in the Intercompany Collateral Documents and to enforce and all rights and remedies available under the Intercompany Collateral Documents, the Security Agreement and/or the Indenture with respect thereto at such time as an Event of Default has occurred under the Indenture.

      3.  Trustee acknowledges that:

          (a) Notwithstanding Trustee's receipt of the assigned Intercompany Notes, applicable gaming law restricts Trustee's entitlement to enjoy the benefits, or exercise any of the rights and remedies, inuring to it as the holder of the Intercompany Notes unless the assignment pursuant to the Collateral Assignment is approved by the Virginia Racing Commission (the "VRC");
                                                                          ---
and

          (b) Notwithstanding the Trustee's receipt of the Intercompany Mortgages and the Intercompany Loan Documents, applicable gaming law restricts Trustee's entitlement to (i) perfect, protect or maintain a security interest in the Intercompany Collateral Documents or to enjoy the benefits inuring to it as the secured party unless the assignment pursuant to the Collateral Assignment is approved by the VRC and

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     (ii) exercise the remedy of foreclosure or any other remedies unless the
     VRC approves the exercise of such remedies.

     4. This Agreement shall remain in full force and effect until indefeasible payment or satisfaction in full of the Secured Obligations.

     5. Upon satisfaction of the conditions of Section 11.6 of the Security Agreement, this Agreement shall terminate and the Trustee shall, upon the request and at the sole cost and expense of Gameco, return the Collateral Documents to Gameco and shall execute and deliver to Gameco such instruments or documents as may be necessary or appropriate to evidence such termination.

     6. The Trustee's responsibility and liability under this Agreement shall be limited as follows:

         (a) The Trustee shall have no responsibility or liability under this Agreement to Gameco or to the Holders of the Notes as a consequence of performance or non-performance by the Trustee hereunder, except for any negligence, bad faith or willful misconduct of the Trustee.

         (b) In no event shall the Trustee be liable (i) for acting in accordance with or relying upon any instruction, deemed notice, notice, demand, certificate or document from Gameco or any entity acting on behalf of Gameco, or (ii) for any consequential, indirect, punitive or special damages, except for its own negligence or willful misconduct.

         (c) No implied covenants or obligations shall be inferred from this Agreement against the Trustee, nor shall the Trustee be bound by the provisions of any agreement beyond the specific terms hereof. Gameco shall indemnify, hold harmless and defend the Trustee and the Trustee and their directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees and expenses, and claims for damages, arising from the Trustee's performance, acceptance or administration of its duties under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the negligence, bad faith or willful misconduct of any of the foregoing persons or the Secured Parties.

         (d) Upon demand and subject to applicable gaming law, Gameco will execute and deliver to the Trustee such instruments and documents as are necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee shall be entitled but not obligated to take all necessary action to preserve and protect the security interest created hereby as a Lien and encumbrance upon the Collateral. Gameco will pay all costs and expenses incurred in connection with any of the foregoing.

          (e) Upon an Event of Default and for so long as such Event of Default continues and subject to applicable gaming law, Gameco hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which Gameco is obligated hereunder to do, and the Trustee may, but shall not be required to, exercise such rights as Gameco might exercise with respect to the Intercompany Collateral Documents and take any action in Gameco's name to protect the Trustee's security interest and Lien granted thereunder. In addition to the rights provided under Section 6(b) hereof, upon an Event of Default and for so long as such Event of Default continues and subject to applicable gaming law, the Trustee may, but shall not be required to exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee may also upon obtaining possession of the collateral as set forth in the Intercompany Collateral Documents, without notice to Gameco except as specified below, sell such collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Gameco agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Gameco of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Trustee.

     7. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed conclusively to have been duly given: (a) on the day of the hand delivery; (b) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; and (c) one Business Day following the day timely delivered to a next-day air courier addresses as set forth below:

     Gameco:          Gameco, Inc.
                      240 Main Street
                      Black Hawk, CO 80422
                      Attn: President
                      Telephone No.:  (303)582-1117
                      Telecopier No.: (303)582-0239

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     With a copy to:     Baker & Hostetler LLP
                         1900 East 9th Street
                         3200 National City Center
                         Cleveland, OH 44114
                         Attn: Robert Weible, Esq.
                         Telephone No.: (216) 861-7553
                         Telecopier No.: (216) 696-0740

     Trustee: Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 902
                         Middletown, CT 06457
                         Attn: Corporate Trust Administration
                         Telephone No.: (860) 704-6216
                         Telecopier No.: (860) 704-6219

     With a copy to:     Cahill Gorden & Reindel
                         80 Pine Street
                         New York, NY 10005
                         Attn: Athy A. Mobilia, Esq.
                         Telephone No.: (212) 701-3000
                         Telecopier No.: (212) 269-5420


     Any notice or other communication given as hereinabove provided shall be deemed effectively given or received on the date of delivery, if delivered by hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     8. This Agreement, the Indenture, and the Collateral Assignment contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article Nine of the Indenture and further by a writing signed by a duly authorized representative of each party hereto. This Agreement is governed by and is to be construed under the laws of the State of New York, and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.


                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

     GAMECO:                                   GAMECO, INC.,
                                               a Delaware corporation


                                               By: /s/ Jeffrey P. Jacobs
                                                   --------------------------
                                                   Name: Jeffrey P. Jacobs
                                                   Title: President



     TRUSTEE:                                  WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION, as Trustee


                                               By:
                                                   --------------------------

                                                   Name:
                                                   Title:

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

     GAMECO:                                  GAMECO, INC.,
                                              a Delaware corporation


                                              By:
                                                  --------------------------
                                                  Name: Jeffrey P. Jacobs
                                                  Title: President



     TRUSTEE:                                 WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION, as Trustee


                                              By: /s/ Joseph P. O'Donnell
                                                  --------------------------

                                                  Name: JOSEPH P. O'DONNELL
                                                  Title: Corporate Trust Officer